                                      WICOR, Inc. and Subsidiaries
                                   Consolidating Statement of Income
                                      Year Ended December 31, 1996
                                         (Thousands of Dollars)

                                                                 WICOR
                                                    Wisconsin    Energy      Field       WICOR        Elim.
                                        WICOR,         Gas      Services      Tech,    Industries,     and
                                         Inc.        Company     Company       Inc.       Inc.       Reclass.  Consolidated
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Revenues:
  Operating revenues                  $        -   $  573,596   $  28,801   $    288   $ 409,916   $       -   $  1,012,601
  Equity in earnings of
    subsidiary companies                  47,067            -           -          -           -     (47,067)             -
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                          47,067      573,596      28,801        288     409,916     (47,067)     1,012,601
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Costs and Expenses:
  Cost of gas sold                             -      365,398      28,283          -           -           -        393,681
  Manufacturing cost of sales                  -            -           -          -     297,053           -        297,053
  Operating and maintenance                  759      101,153         651        532      84,462           -        187,557
  Depreciation and amortization              100       32,848          43          -       1,364           -         34,355
  Taxes, other than income taxes               9        9,230           -          -           5           -          9,244
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                             868      508,629      28,977        532     382,884           -        921,890
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Operating Income                          46,199       64,967        (176)      (244)     27,032     (47,067)        90,711
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Interest Expense                             (62)     (12,934)          -          -      (5,820)        467        (18,349)
Other Income and Expense                     722          662          85          -         112        (467)         1,114
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                             660      (12,272)         85          -      (5,708)          -        (17,235)
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Income Before Income Taxes                46,859       52,695         (91)      (244)     21,324     (47,067)        73,476
Income Taxes                                  88       20,335         (38)       (78)      6,398           -         26,705
                                      -----------  -----------  ----------  ---------  ----------  ----------  -------------
Net Income                            $   46,771   $   32,360   $     (53)  $   (166)  $  14,926   $ (47,067)  $     46,771
                                      ===========  ===========  ==========  =========  ==========  ==========  =============

                               WICOR,  Inc. and Subsidiaries
                                Consolidating Balance Sheet
                                     December 31, 1996

                                                                      WICOR
                                                        Wisconsin     Energy                  WICOR        Elim.
                                             WICOR,       Gas        Services   FieldTech,  Industries      and
(Thousands of Dollars)                        Inc.       Company     Company       Inc.        Inc.       Reclass.   Consolidated
Assets                                     ----------  -----------  ----------  ----------  ----------  -----------  ------------
Current Assets:
   Cash and cash equivalents               $   1,458   $    8,960   $   3,507   $     105   $   4,754   $        -   $    18,784
    Accounts receivable, less allowance
      for doubtful accounts of $14,429*           21       73,540         989         638      74,888            -       150,076
   Accounts receivable - intercompany         13,338        1,026           -           -         300      (14,664)            -
   Accrued utility revenues                        -       54,382       5,412           -           -            -        59,794
   Gas in storage                                  -       32,684         779           -           -            -        33,463
   Manufacturing inventories                       -            -           -           -      72,316            -        72,316
   Deferred income taxes                           -       17,879           -           -       3,827            -        21,706
   Prepayments and other                          30       11,177         185          25       5,149            -        16,566
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                              14,847      199,648      10,872         768     161,234      (14,664)      372,705
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
Investments - Associated Companies           360,047            -           -           -           -     (360,047)            -
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
Property, Plant and Equipment, at cost             -      786,486         157           -     132,342            -       918,985
Less - Accumulated Depreciation                    -      409,151          52           -      68,374            -       477,577
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                                   -      377,335         105           -      63,968            -       441,408
 Deferred Charges and Other                ----------  -----------  ----------  ----------  ----------  -----------  ------------
   Regulatory assets                               -      101,808           -           -           -            -       101,808
   Deferred income taxes                           -            -           -           -           -            -             -
   Prepaid pensions                                -       30,112           -           -       6,757            -        36,869
   Systems development costs                       -       23,052           -           -           -            -        23,052
   Goodwill                                        -            -           -           -      61,366            -        61,366
   Other                                       1,426        7,372          23           -      11,623            -        20,444
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                               1,426      162,344          23           -      79,746            -       243,539
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                           $ 376,320   $  739,327   $  11,000   $     768   $ 304,948   $ (374,711)  $ 1,057,652
                                           ==========  ===========  ==========  ==========  ==========  ===========  ============
*  Refers to consolidated information.
</TABLE

                               WICOR,  Inc. and Subsidiaries
                                Consolidating Balance Sheet
                                     December 31, 1996

                                                                        WICOR
                                                          Wisconsin     Energy                  WICOR        Elim
                                               WICOR,       Gas        Services   FieldTech,  Industries      and
(Thousands of Dollars)                          Inc.       Company     Company       Inc.        Inc.       Reclass.   Consolidated
Liabilities and Capitalization               ----------  -----------  ----------  ----------  ----------  -----------  ------------
Current Liabilities:
  Accounts payable                           $       -   $   64,548   $  10,543   $       -   $  23,860   $        -   $    98,951
  Refundable gas costs                               -       31,545           -           -           -            -        31,545
  Accounts payable - intercompany                1,326          950         855         356      11,177      (14,664)            -
  Short-term borrowings                              -       65,500           -           -      49,310            -       114,810
  Current portion of long-term debt                  -        2,000           -           -       2,061            -         4,061
  Accrued payroll and benefits                       -        8,116           -           -       9,130            -        17,246
  Accrued taxes                                    511          712           -         (24)         61            -         1,260
  Other                                            650        4,334           1           2      16,480           (3)       21,464
                                             ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                                 2,487      177,705      11,399         334     112,079      (14,667)      289,337
Deferred Credits:                            ----------  -----------  ----------  ----------  ----------  -----------  ------------
  Regulatory liabilities                             -       61,749           -           -           -            -        61,749
  Deferred income taxes                           (186)      35,569         (70)          -       4,355            -        39,668
  Unamortized investment tax credit                  -        7,265           -           -           -            -         7,265
  Environmental remediation costs                    -       36,222           -           -           -            -        36,222
  Gas transition costs                               -          174           -           -           -            -           174
  Postretirement benefit obligation                  -       51,359           -           -      15,032            -        66,391
  Other                                          1,160        9,057           -           -       9,008            -        19,225
                                             ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                                   974      201,395         (70)          -      28,395            -       230,694
                                             ----------  -----------  ----------  ----------  ----------  -----------  ------------
  Long-term debt                                 4,407      152,453           -           -      12,309            -       169,169
  Redeemable preferred stock                         -            -           -           -           -            -             -
  Common stock                                  18,407            9           -         600           1         (610)       18,407
  Other paid-in capital                        224,041      119,095         100           -     151,304     (270,499)      224,041
  Retained earnings                            129,777       88,670        (429)       (166)       (489)     (87,586)      129,777
  Cumulative translation adjustment              1,349            -           -           -       1,349       (1,349)        1,349
  Unearned compensation                         (5,122)           -           -           -           -            -        (5,122)
                                             ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                             $ 376,320   $  739,327   $  11,000   $     768   $ 304,948    $(374,711)  $ 1,057,652
                                             ==========  ===========  ==========  ==========  ==========  ===========  ============

                                          WICOR, Inc. and Subsidiaries
                                  Consolidating Statement of Retained Earnings
                                                December 31, 1996
                                             (Thousands of Dollars)

                                                                WICOR
                                                 Wisconsin      Energy     Field-      WICOR        Elim.
                                      WICOR,         Gas       Services     Tech,    Industries     and
                                       Inc.        Company      Company      Inc.       Inc.      Reclass.   Consolidated
                                    -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - Beginning of Year         $  113,491   $   76,310   $    (376)  $      -   $       -   $ (75,934)  $    113,491

   Net income                           46,771       32,360         (53)      (166)       (489)    (31,652)        46,771
                                    -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                       160,262      108,670        (429)      (166)       (489)   (107,586)       160,262

  Deduct:

    Common stock dividends,
      $1.66 per share*                  30,485       20,000           -          -           -     (20,000)        30,485
                                    -----------  -----------  ----------  ---------  ----------  ----------  -------------

                                        30,485       20,000           -          -           -     (20,000)        30,485
                                    -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - End of Year               $  129,777   $   88,670   $    (429)  $   (166)  $    (489)  $ (87,586)  $    129,777
                                    ===========  ===========  ==========  =========  ==========  ==========  =============

*    Refers to consolidated information.

(1)  Prior to the formation of WICOR Industries, Inc. on December 1, 1996, Sta-Rite, SHURflo  and WICOR FSC, Inc. paid dividends totaling $8,044,000 to WICOR, Inc.

</TABLE



